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                               HEALTHSOURCE, INC.                     EXHIBIT 11
                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)
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
                                                                             Three Months Ended
                                                                                  March 31,
                                                                       --------------------------------
                                                                          1995                    1994
                                                                       ---------                -------
                                                                                (in thousands
                                                                            except per share data)
NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $11,771                  $ 8,414
                                                                       =======                  =======
COMPUTATION OF SHARES OUTSTANDING - PRIMARY:
Average weighted common shares
    outstanding    . . . . . . . . . . . . . . . . . . . . . . . . . .  31,303                   29,794
Dilutive effect of stock options issued  . . . . . . . . . . . . . . .     728                      484
                                                                       -------                  -------

Average weighted common shares and share
    equivalents outstanding  . . . . . . . . . . . . . . . . . . . . .  32,031                   30,278
                                                                       =======                  =======

COMPUTATION OF SHARES OUTSTANDING - FULLY DILUTED:
Average weighted common shares
    outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31,303                   29,794
Dilutive effect of stock options issued  . . . . . . . . . . . . . . .     895                      484
                                                                       -------                  -------

Fully diluted shares outstanding . . . . . . . . . . . . . . . . . . .  32,198                   30,278
                                                                       =======                  =======

NET INCOME PER SHARE:
      Primary                                                          $  0.37                  $  0.28
      Fully diluted                                                       0.37                     0.28
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